UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2007

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)	33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 10, 2007, Genta Incorporated, (the Company), announced the release of new survival analyses based upon extended follow-up of patients in the Company’s randomized Phase 3 trial of Genasense® (oblimersen sodium) Injection for relapsed or refractory chronic lymphocytic leukemia (CLL). The new data show that patients who achieved complete remission (the primary endpoint of the trial) with Genasense plus chemotherapy have shown extended survival compared with patients whose complete remission was induced with chemotherapy alone. The data were released this weekend at a press briefing sponsored by the American Society of Hematology (ASH) and will be presented in a scientific session on Tuesday December 11, 2007 at the ASH annual meeting in Atlanta, GA by Dr. Susan O’Brien, Professor of Medicine, M.D. Anderson Cancer Center, Houston, TX.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: December 10, 2007	By:	/s/ RICHARD J. MORAN
		Name:	Richard J. Moran
		Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated December 10, 2007